                                                                   Exhibit 99.2
                                                                   ------------








CONSOLIDATED FINANCIAL STATEMENTS

MRI Devices Corporation (A Wisconsin Corporation)

Years ended December 31, 2001 and 2000
with Report of Independent Certified Public Accountants

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                        Consolidated Financial Statements


                     Years ended December 31, 2001 and 2000




                                    CONTENTS

Report of Independent Certified Public Accountants............................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...................................................2
Consolidated Statements of Operations.........................................3
Consolidated Statements of Stockholders' Equity...............................4
Consolidated Statements of Cash Flows.........................................5
Notes to Consolidated Financial Statements....................................6

               Report of Independent Certified Public Accountants

Board of Directors
MRI Devices Corporation

We have audited the accompanying consolidated balance sheets of MRI Devices Corporation (a Wisconsin Corporation) as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MRI Devices Corporation at December 31, 2001 and 2000 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




                                                           Ernst & Young LLP
October 8, 2003

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                           Consolidated Balance Sheets

                                                                                          DECEMBER 31
                                                                                    2001             2000
                                                                                -----------------------------
ASSETS
Current assets:
   Cash                                                                         $  3,723,949      $ 2,325,211
   Accounts receivable, less allowance for doubtful accounts of
     $182,295 in 2001 and 2000, respectively                                       3,785,031        3,644,526
   Inventories, less reserve for obsolescence of $150,000 and $0 in
     2001 and 2000, respectively                                                   3,922,615        2,160,696
   Other assets                                                                       20,428           14,825
                                                                                -----------------------------
Total current assets                                                              11,452,023        8,145,258

Equipment, at cost:
   Property, plant and equipment                                                   3,806,286        2,419,804
   Less accumulated depreciation                                                    (636,830)        (409,262)
                                                                                -----------------------------
   Total property, plant and equipment                                             3,169,456        2,010,542

Intangible assets:
   Goodwill, net                                                                     860,476        1,246,298
   Patent, net                                                                        56,000                -
                                                                                -----------------------------
Total assets                                                                    $ 15,537,955      $11,402,098
                                                                                =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                        $  1,451,453      $   758,030
   Long-term debt - current portion                                                   70,992           46,310
                                                                                -----------------------------
Total current liabilities                                                          1,522,445          804,340

Long-term liabilities:
   Long-term debt                                                                  1,326,301        1,184,393
                                                                                -----------------------------
Total liabilities                                                                  2,848,746        1,988,733

Stockholders' equity:
   Common stock                                                                    2,587,161        2,467,630
   Retained earnings                                                              10,102,048        6,945,735
                                                                                -----------------------------
Total stockholders' equity                                                        12,689,209        9,413,365
                                                                                -----------------------------
Total liabilities and stockholders' equity                                      $ 15,537,955      $11,402,098
                                                                                =============================

See accompanying notes.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                      Consolidated Statements of Operations

                                                  YEAR ENDED DECEMBER 31
                                                  2001             2000
                                              ----------------------------
Revenue:
   Sales                                      $23,946,933      $18,996,136
   Sales returns and allowances                  (368,301)        (349,595)
                                              ----------------------------
Total revenue                                  23,578,632       18,646,541
Cost of goods sold                              7,622,755        5,607,074
                                              ----------------------------
Gross profit                                   15,955,877       13,039,467

Operating costs and expenses:
   Research and development                     2,838,536        1,631,902
   Administrative                               2,599,310        1,084,425
   Selling                                      1,475,134        1,004,899
   Depreciation and amortization                  617,864          495,027
   Bad debt expense                                     -          157,695
                                              ----------------------------
Total operating costs and expenses              7,530,844        4,373,948
                                              ----------------------------
Income from operations                          8,425,033        8,665,519

Other income (expense):
   Grant income                                   514,417                -
   Interest income                                 95,950           87,985
   Interest expense                              (102,290)               -
   Other expense                                  (41,538)          (4,574)
                                              ----------------------------
Total other income (expense):                     466,539           83,411
                                              ----------------------------
Net income                                    $ 8,891,572     $  8,748,930
                                              ============================



See accompanying notes.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                 Consolidated Statements of Stockholders' Equity

                                       COMMON STOCK (A)
                                   -----------------------
                                                                   ADDITIONAL       RETAINED
                                    SHARES          AMOUNT       PAID-IN-CAPITAL    EARNINGS          TOTAL
                                   -----------------------------------------------------------------------------
Balance at December 31, 1999          205,263         $2,053         $2,351,434     $  3,185,385    $  5,538,872
   Net income                               -              -                  -        8,748,930       8,748,930
   Dividends                                -              -                  -       (4,988,580)     (4,988,580)
   Stock compensation                   5,548             55            114,088                -         114,143
                                   -----------------------------------------------------------------------------
Balance at December 31, 2000          210,811          2,108          2,465,522        6,945,735       9,413,365
   Net income                               -              -                  -        8,891,572       8,891,572
   Dividends                                -              -                  -       (5,735,259)     (5,735,259)
   Stock compensation                   5,857             59            119,472                -         119,531
                                   -----------------------------------------------------------------------------
Balance at December 31, 2001          216,668         $2,167         $2,584,994      $10,102,048     $12,689,209
                                   =============================================================================

(a) Common stock, voting, $.01 par value, 250,000 shares authorized.



See accompanying notes.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                      Consolidated Statements of Cash Flows

                                                                      YEAR ENDED DECEMBER 31
                                                                        2001          2000
                                                                    -------------------------
OPERATING ACTIVITIES
Net income                                                          $8,891,572     $8,748,930
Adjustments to reconcile net income to net cash used in
   operating activities:
     Depreciation and amortization                                     617,864        495,027
     Loss on sale of fixed assets                                            -            176
     Stock compensation expense                                        119,531        114,143
     Changes in operating assets and liabilities:
       Accounts receivable                                            (140,505)    (1,949,824)
       Inventory                                                    (1,463,919)      (695,774)
       Other assets                                                     (5,603)         8,982
       Accounts payable and accrued liabilities                        693,423        318,608
                                                                    -------------------------
Net cash provided by operating activities                            8,712,363      7,040,268

INVESTING ACTIVITIES
Capital expenditures on property, plant and equipment               (1,187,956)    (1,914,674)
Cost of acquisition - PST                                                    -       (162,123)
Cost of acquisition - Daum Gmbh                                       (550,000)             -
                                                                    -------------------------
Net cash used in investing activities                               (1,737,956)    (2,076,797)

FINANCING ACTIVITIES
Repayment of loans to shareholders                                           -       (887,402)
Repayment of loans                                                     (76,450)             -
Proceeds from issuance of long term debt                               236,040      1,230,703
Dividend distributions                                              (5,735,259)    (4,988,580)
                                                                    -------------------------
Net cash used in financing activities                               (5,575,669)    (4,645,279)

Net increase in cash                                                 1,398,738        318,192
Cash at beginning of year                                            2,325,211      2,007,019
                                                                    -------------------------
Cash at end of year                                                 $3,723,949     $2,325,211
                                                                    =========================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                              $  102,290     $        -
                                                                    =========================

Compensatory stock issued for services provided                     $  119,531     $  114,143
                                                                    =========================


See accompanying notes.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                   Notes to Consolidated Financial Statements

                                December 31, 2001


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

MRI Devices Corporation, a Wisconsin Corporation (the Company), was incorporated on January 15, 1991 as an S corporation for the purpose of designing, manufacturing and distributing high quality, innovative magnetic resonance imaging devices. The principal markets for the Company's products are in North America and Europe and its customers are primarily original equipment manufacturers.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of MRI Devices Corporation, Pyschology Software Tools, Inc. and Daum Gmbh. References to the Company include all of the consolidated companies. All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company has elected to be taxed as "S" Corporations under the provisions of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on taxable income, as the shareholders are liable for the income taxes on their respective shares of the taxable income of the Company in the individual income tax returns. Taxes paid on behalf of the Company's shareholders are treated as distributions.

REVENUE RECOGNITION

Revenue from sales of MRI devices is recorded at the time the goods are shipped which is generally when title and risk of loss passes to the customer.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)




1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MAJOR CUSTOMERS

The Company sells primarily to GE Medical, Marconi, and Siemens. For the year ended December 31, 2001 and 2000 the sales to these major customers amounted to approximately 91% and 85%, respectively, of total sales. The Company does not require collateral or other security for its accounts receivable. Trade receivables from GE Medical amounted to approximately 52% and 75% of the total accounts receivable balance at December 31, 2001 and 2000, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to pay their invoices in full. The Company regularly reviews the adequacy of its accounts receivable allowance after considering the size of the accounts receivable balance, each customer's expected ability to pay and the collection history with each customer. Significant past due invoices are reviewed to determine if an allowance is necessary based on the factors described above. In addition, the Company maintains a general allowance for doubtful accounts.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is principally determined by the first-in, first-out method.

The major classes of inventories at December 31, 2001 and 200 are as follows:

                                                     DECEMBER 31
                                                2001               2000
                                           ----------------- -----------------

           Raw materials                      $2,224,750        $1,497,656
           Work-in-process                        93,060                 -
           Finished goods                      1,604,805           663,040
                                           ----------------- -----------------
                                              $3,922,615        $2,160,696
                                           ================= =================

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Items capitalized as property, plant and equipment, including improvements to existing facilities, are recorded at cost. Upon sale or retirement, the cost and related depreciation are removed from the respective accounts, and any gain or loss is included in income. Maintenance and repairs costs are expensed as incurred. Interest costs applicable to the construction of a new building were immaterial for the periods presented.

                                                     DECEMBER 31           DEPRECIABLE
                                                2001             2000         LIVES
                                            -------------------------------------------
Building                                     $2,309,905        $        -      39
Furniture and fixtures                          506,774            87,744       7
Equipment                                       424,572           516,514       5
Software                                         61,287            51,650       5
Leasehold improvements                           28,547             9,581       5
Tooling                                         121,800           106,800       7
Construction work in progress                         -         1,647,515      N/A
Land                                            353,401                 -      N/A
                                            ------------------------------
Total property, plant and equipment           3,806,286         2,419,804
Less accumulated depreciation                  (636,830)         (409,262)
                                            ------------------------------
Net property, plant and equipment            $3,169,456        $2,010,542
                                            ==============================

Depreciation is computed using the double-declining balance method. Depreciation expense was $227,568 and $101,587 for the years ended December 31, 2001 and 2000, respectively.

INTANGIBLES

Amortization of goodwill is computed using the straight-line method over five years. Accumulated amortization of goodwill as of December 31, 2001 and 2000 was $1,068,636 and $682,814, respectively.

Amortization of the patent is computed using the straight-line method over eight years. Accumulated amortization as of December 31, 2001 and 2000 is $3,000 and $0, respectively.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SHIPPING AND HANDLING

Shipping and handling costs are included as a component of costs of goods sold and amounted to $413,545 and $258,821 for the years ended December 31, 2001 and 2000, respectively.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs as incurred. The costs amounted to $2,838,536 and $1,631,902 for the years ended December 31, 2001 and 2000, respectively.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the current year presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, (collectively the "Statements") effective for transactions initiated after June 30, 2001 and for fiscal years beginning after December 15, 2001, respectively. Goodwill amortization expense was $385,822 and $393,444 for the years ending December 31, 2001 and 2000, respectively. Upon adoption of SFAS No. 142, goodwill will not be amortized after 2001.

In August 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption of SFAS No. 144 to have a significant impact on the Company.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)

2. LONG-TERM DEBT

                                                 DECEMBER 31
                                           2001             2000
                                        -----------     -----------

        Land loan                       $   222,271      $        -
        Building loan                     1,175,022               -
        Construction mortgage loan                -       1,230,703
                                        -----------     -----------
                                          1,397,293       1,230,703
        Less current portion                (70,992)        (46,310)
                                        -----------     -----------
                                        $ 1,326,301      $1,184,393
                                        ===========     ===========

In 2000, the Company obtained a construction mortgage loan for construction of an operational facility in Gainesville. The loan had a construction phase after which it was converted to a term loan. The interest rate during the construction phase was based on the bank's prime rate. The construction phase was completed on May 28, 2001. Under the building loan, the Company's interest rate is variable and is calculated by adding 2.8% to an index. The index is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of five years (4.49% at December 31, 2001). The term loan's repayment is based on a 15-year amortization with a balloon payment after 5 years. The loan is due on May 28, 2006. The loan is collateralized by a first priority mortgage on the Company's real property, leases and rents, equipment, fixtures, general intangibles, profits, inventory, accounts receivable and contract rights.

The Company obtained a mortgage loan for the purchase of 4.44 acres of land adjacent to its Gainesville facility. The interest rate on the loan is based on the Wall Street Journal Prime lending rate plus .25% and is variable (5.00% on December 31, 2001). The term loan's repayment is based on a 10-year amortization with fixed principal payments with a balloon payment after 3 years. The loan is due on June 5, 2004. The loan is collateralized by a first mortgage on the land, all fixtures on the property, rents, leases, issues, profits, revenue, income proceeds and other benefits from the property.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)


2. LONG-TERM DEBT (CONTINUED)

Anticipated long-term debt repayments are due as follows:

           2002                    $   70,992
           2003                        74,798
           2004                       239,248
           2005                        59,747
           2006                       952,508
                                   ----------
           Total                   $1,397,293
                                   ==========

3. RELATED PARTY TRANSACTIONS

The Company leases approximately 12,000 square feet of space in Wisconsin from the President, a stockholder of the Company. The lease has been accounted as an operating lease with monthly payments of $9,452 beginning May 2001. Prior to this period in 2001, the Company leased 7,800 square feet of space from the President with monthly payments of $6,242, including real estate taxes and maintenance fees. The Company has not entered into an executed lease agreement for the expanded lease space. Although management's intent is to continue to pay the additional rent, the Company is only legally obligated to pay rent under the original lease. The original lease agreement has a 5 year term and a renewal option for three years. Monthly payments are $4,242 from November 1999 through October 2002 and $4,418 from November 2002 through October 2004.

The following is a schedule by year of future minimum lease payments pursuant to the terms of the original lease.

           2002                    $  51,256
           2003                       53,016
           2004                       44,180
                                   ---------
           Total                    $148,452
                                   =========

Total rent expense for the years ended December 31, 2001 and 2000 was $120,288 and $144,071, respectively.

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)


4. ACQUISITIONS

On August 12, 2000, the Company acquired the assets of Psychology Software Tools, Inc. (PST). The acquisition was accounted under the purchase method of accounting. The consideration exchanged for the acquired company amounted to $162,123 in cash. An additional $90,000 was contingent upon FDA's approval of the Integrated Functional Imaging System product acquired by PST. The FDA granted approval of the product during 2001; however, the Company and PST mutually agreed to delay payment until 2002. The cost of acquisition was allocated to inventory and property, plant and equipment in the amount of $150,051 and $12,072, respectively, at the acquisition date.

The Company owes former shareholders of PST royalty payments beginning January 1, 2001 for use of software owned by the former shareholders. These payments are due quarterly over a five-year period. The amount of each payment is based on a sliding scale of 5% to 10% of PST-related sales revenues. During 2000, PST had no sales as the FDA had not yet approved its product. During 2001, the Company recorded $53,928 of royalty costs related to the PST agreement.

On August 7, 2001, the Company purchased all the assets of Daum GmbH. The results of their operations have been included in the consolidated financial statements since that date. The purchase provides the Company with greater access to European markets and introduces new technologies which will be used with some of the Company's existing products. The consideration for the asset acquisition was $550,000 in cash. The acquisition was accounted for under the purchase method of accounting and the purchase price did not exceed the fair market value of the net assets acquired.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

                                            AT AUGUST 7,
                                                2001
                                           -------------

         Inventory                            $298,000
         Fixed assets                          193,000
         Patents                                59,000
                                           -------------
         Total assets acquired                 550,000
         Liabilities assumed                         -
                                           -------------
         Net assets acquired                  $550,000
                                           =============

                             MRI Devices Corporation
                            (A Wisconsin Corporation)

                    Notes to Financial Statements (continued)


5. STOCK COMPENSATION PLAN

The Company provides a stock compensation plan to one of its key employees. Under the terms of the plan, shares equivalent to 2.5% of the equity in the Company vest and are to be issued each December 30 provided the key employee is still employed by the Company until the total award provided is 10% of the Company's equity. The Company recorded compensation expense of $119,531 and $114,143 related to this plan during the years ended December 31, 2001 and 2000, respectively. A total of 10% of the Company's equity had vested pursuant to this plan at December 31, 2001.

6. FEDERAL GRANT

The Company was awarded a federal grant of $696,416 in June 2000 from the National Institute of Health (NIH) for research and development costs incurred relating to the optimization of coil arrays for functional MRI of the brain. The Company incurred $258,000 and $233,000 of related research and development costs relating to the project in 2001 and 2000, respectively. The Company requested a reimbursement of these expenditures in 2001. Pursuant to the grant, the Company may be subject to an audit by the NIH, an adverse outcome of which could lead to repayment of some or all of the grant funds.

7. SUBSEQUENT EVENTS

In December 2002, a competitor sued the Company for patent infringement. In 2003, the case was dismissed, resulting in no damages to the Company. However, the holding is under appeal by the plaintiff. The Company incurred $600,000 of legal costs in 2002 and 2003 related to the lawsuit. These legal costs are not accrued as of December 31, 2001 since they arose subsequent to the balance sheet date. The Company has filed a counter-suit in an effort to recover its legal costs.

In the ordinary course of its business, claims are filed against the Company. Management is of the opinion that the ultimate outcome of such claims at December 31, 2001 will not have a material adverse effect on the consolidated financial statements.